Exhibit 10.11

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made this 17th day of May, 2007 (the “Effective Date”), between 125 CONSTITUTION ASSOCIATES, L.P., a California limited partnership, herein referred to as “Landlord”, and XTENT, INC., a Delaware corporation, herein referred to as “Tenant”.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease entitled “Business Park Lease” dated September 15, 2003, for certain demised premises consisting of approximately 14,551 rentable square feet located on the first floor of the building located at 125-135 Constitution Drive, Menlo Park, California (the “Building”), as more particularly described in said Lease, and

WHEREAS, Landlord and Tenant entered into an Amendment to Lease dated November 22, 2005, wherein the demised premises was increased to include approximately 5,587 rentable square feet of space located on the second floor of the Building (the demised premises as previously expanded may also be referred to herein as the “Existing Premises”, and the Business Park Lease, as previously amended, is herein referred to as the “Lease”); and

WHEREAS, Landlord has remeasured the Building and all of the spaces therein and has calculated different square footages of the Existing Premises and the Building than those specified in the Lease, and the parties desire that the square footages of the Existing Premises and the Building shall be as shown on the Exhibits attached hereto and incorporated herein by reference.

WHEREAS, Landlord and Tenant wish to further increase the size of the demised premises subject to the Lease by adding to the Existing Premises the remaining space on the first floor of the Building containing approximately 30,398 rentable square feet (the “Expansion Space”) as shown on Exhibit “X” attached hereto, all as more particularly set out hereinbelow.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

1.                                       Addition of Expansion Space to Premises.  Landlord shall deliver, and Tenant shall accept, possession of the Expansion Space on May 21, 2007 (such date shall be the “Expansion Commencement Date”), and the demised premises shall increase from approximately 20,138 rentable square feet to approximately 50,536 rentable square feet of the approximately 64,413 rentable square feet in the Building, by adding the Expansion Space to the Existing Premises, and all references in the Lease to the “demised premises” shall, on and after the Expansion Commencement Date, be deemed to refer to both the Existing Premises and the Expansion Space.  Effective on the Expansion Commencement Date, Exhibits “A” and “B” attached to the Lease are hereby deleted in their entirety and shall be replaced with Exhibits “A” and “B” attached hereto.  Tenant shall include the Expansion Space in all insurance required in the Lease to be carried by Tenant and shall provide Landlord evidence thereof as of the Expansion Commencement Date.

2.                                       Condition of Expansion Space.  Landlord shall not be required to perform any work in the Expansion Space, and Tenant accepts the Expansion Space in an “as is” condition.  Tenant shall perform improvements in the Expansion Space at Tenant’s sole cost and expense pursuant to plans and specifications approved in advance by Landlord.

3.                                       Extension of Lease Term; Surrender.  Effective as of the Effective Date, the demised term of the Lease is hereby extended for the period up to and including May 31, 2012 (the “Extended Term”).

4.                                       Adjustment of Base Rent.  From the Effective Date of this Second Amendment through May 31, 2007, there shall be no change in the rent (except utilities for the Expansion Space which are payable commencing May 1, 2007) payable under Article 2 of the Lease.  Commencing on June 1, 2007 (the “Expansion Rent Commencement Date”) the base rent payable under Section 2.1 of the Lease shall be amended to be as set forth below:

Period	Monthly Base Rent	Annual Base Rent
June 1, 2007 to and including November 30, 2007	$22,500.00	N/A
December 1, 2007 to and including May 31, 2008	$28,500.00	N/A
June 1, 2008 to and including May 31, 2009	$39,039.06	$468,468.72
June 1, 2009 to and including May 31,2010	$40,210.23	$482,522.78
June 1, 2010 to and including May 31, 2011	$41,416.54	$496,998.46
June 1, 2011 to and including May 31, 2012	$42,659.03	$511,908.41

5.                                       Increase in Security Deposit.  The parties agree that upon execution and delivery of this Second Amendment, Tenant shall pay to Landlord the amount of $25,896.79 as an additional Security Deposit, for a total Security Deposit of $45,000.00, which shall be held by Landlord pursuant to the terms of the Lease, as amended herein.  The Security Deposit (less any application of the Security Deposit to Tenant defaults under the terms of the Lease) shall be returned to Tenant within sixty (60) days following the termination of the Lease and the delivery of possession of the Premises from Tenant to Landlord.

6.                                       No Right to Extend Term.  Effective as of the Effective Date, Tenant’s option to extend the term of the Lease contained in Section 1.2. of the Lease shall be null and void and of no further force or effect.

7.                                       Use.

(a)                                  Permitted Use.  Effective as of the Effective Date, Tenant’s use of the demised premises described in Section 8.1 of the Lease shall be office, research and development, non-retail sales, light assembly and storage, light manufacturing, including, without limitation, the manufacturing of medical devices, and for no other purposes without Landlord’s written consent, which consent shall not be unreasonably withheld.

(b)                                 Parking & Signage.  At no additional cost, Tenant shall have the non-exclusive use of all parking areas and all signage for the Building.  Without Tenant’s prior written consent, Landlord shall not use and shall not grant to any third party the right to use any of the parking spaces for the Building.

8.                                       Vacant Space.

(a)                                  Tenant’s Share of Expenses.  Tenant acknowledges that because Tenant is leasing and occupying the entire first floor of the Building as of the Expansion Commencement Date, it will be impossible for Landlord to lease the remaining vacant space located on the second floor of the Building containing approximately 13,877 rentable square feet as shown on the plan attached hereto as Exhibit “X-1” (herein, the “Vacant Space”).  Therefore, the parties agree that, as of the Expansion Rent Commencement Date, Tenant shall pay one hundred percent (100%) of all additional rent items payable pursuant to the Lease, as amended herein, and Tenant’s prorata share referred to in Section 11.3 of the Lease shall be increased to 100%.

(b)                                 Use of Vacant Space.  In addition, Tenant acknowledges and agrees that in the event Tenant uses or occupies the Vacant Space at any time during the demised term for any reason, including for storage (a “Vacant Space Use”) without the prior written consent of Landlord, then commencing as of the date of such use or occupancy Tenant shall be deemed to be leasing the entire Vacant Space, the Vacant Space shall be deemed added to the demised premises, and Tenant’s base rent shall be increased in the same manner as described in paragraph 10(c) hereinbelow to include the square footage of the Vacant Space.  Notwithstanding the foregoing to the contrary, the following shall not be a Vacant Space Use: (i) temporary entry into the Vacant Space for the purpose of repairing or improving the demised premises, and (ii) use of the Vacant Space as a temporary meeting space for its employees, officers, stockholders, directors and guests during the demised term of the Lease, for not more than three (3) days in any one calendar month nor more than twelve (12) days in any one (1) year period.

9.                                       Repairs.  As of the Expansion Commencement Date, Section 11.6 of the Lease shall be amended to exclude from the provisions therein all costs associated with the replacement of the roof membrane and underlayment of the Building.  In lieu of such provisions, the parties agree that commencing on the Expansion Commencement Date and continuing during the Extended Term herein, Landlord shall be responsible, at Landlord’s sole cost and expense, for maintaining the roof and all costs associated with the repair, maintenance and/or replacement of the roof and roof membrane of the Building and shall not pass-through any such costs to Tenant.

10.                                 Right to Lease Vacant Space.  Provided the Lease is in full force and effect and so long as Tenant is not in default under any of the terms and conditions of the Lease beyond the applicable notice and cure periods, at any time during the Lease term, subject to the provisions of paragraph 8 above, Tenant shall have the option to lease all or any portion of the Vacant Space designated by Tenant in its exercise notice for that portion of the Lease term designated by Tenant in its exercise notice, subject to the following terms and conditions:

(a)                                  Delivery of Leased Vacant Space.  Landlord shall deliver possession of the Vacant Space so leased (the “Leased Vacant Space”) to Tenant within thirty (30) days after Landlord receives Tenant’s written notice thereof.  The demised term of the Lease for the Leased Vacant Space shall commence upon delivery of possession of the Vacant Space to Tenant and shall expire on the date designated in Tenant’s written notice, which date shall be no later than the expiration of the demised term for the demised premises (i.e., May 31, 2012);

(b)                                 Addition of Leased Vacant Space.  From and after delivery of possession of the Leased Vacant Space to Tenant, the Leased Vacant Space shall be added to the demised premises leased by Tenant hereunder;

(c)                                  Base Rent Adjustment.  Effective as of the date Landlord delivers possession of the Leased Vacant Space to Tenant and throughout the designated term for the Leased Vacant Space, Tenant shall pay an additional monthly base rent for the Leased Vacant Space in the amount equal to the rentable square footage of the Leased Vacant Space times the following rates per square foot for the applicable portion of the term as follows:

Leased Vacant Space Rent Rate	Rate
Commencing June 1, 2007, to and including May 31, 2008	$0.75
Commencing June 1, 2008 to and including May 31, 2009	$.0.7725
Commencing June 1 2009 to and including May 31, 2010	$0.795675
Commencing June 1 2010 to and including May 31, 2011	$0.819545
Commencing June 1, 2011 to and including May 31, 2012	$0.844131

(d)                                 Condition of Leased Vacant Space.  Landlord shall not be required to perform any work in the Vacant Space, and Tenant accepts the Leased Vacant Space in an “as is” condition.  Any work to be performed in the Leased Vacant Space shall be performed by Tenant at Tenant’s sole cost and expense pursuant to plans and specifications approved in advance by Landlord.

(e)                                  Notice of Exercise.  If Tenant wishes to exercise its option to lease Vacant Space, Tenant shall notify Landlord in writing thereof and the parties shall promptly thereafter execute an amendment to the Lease to add the Leased Vacant Space to the demised premises under the terms and conditions hereof.

11.                                 Landlord’s Right to Terminate.  If at any time during the Extended Term Landlord receives redevelopment entitlements or the like with definitive plans to redevelop the parcel upon which the demised premises is a part, then Landlord shall have the ongoing option to terminate the Lease with a termination date any time on or after May 1, 2009, by giving written notice thereof to Tenant of its election and the termination date (which date shall be at least one hundred eighty (180) days after the date of Landlord’s notice).  Tenant shall vacate the demised premises on or before such date.  There shall be no termination fee associated with an early termination of the Lease pursuant to the provisions herein.

12.                                 Tenant’s Right to Terminate.  Tenant shall have the ongoing option to terminate the Lease with a termination date any time on or after May 1, 2009, by giving written notice thereof to Landlord of its election and the termination date (which date shall be at least one hundred eighty (180) days after the date of Tenant’s notice).  Tenant shall vacate the demised premises on or before such date.  There shall be no termination fee associated with an early termination of the Lease pursuant to the provisions herein.

13.                                 Restoration of the Demised Premises.  If the Lease is terminated by Landlord pursuant to the provisions of paragraph 11 hereinabove, then Tenant shall not be obligated to restore any alterations, additions or improvements made by Tenant in the demised premises or repair any damage to the demised premises at the termination of the demised term of the Lease, subject to the provisions of paragraphs 14 and 15 hereinbelow.  However, if the Lease is terminated by Tenant pursuant to the provisions of paragraph 12 hereinabove or if the Lease is terminated pursuant to other provisions of the Lease (except by Landlord pursuant to paragraph 11 hereinabove), or if the demised term of the Lease expires by its own terms, then Tenant shall remain obligated, on or before the termination or expiration of the demised term, to restore any alterations, additions or improvements made by Tenant in the demised premises and to surrender the demised premises without damage, injury or disturbance thereto, pursuant to the provisions of the Lease.

14.                                 Tenant’s Personal Property/Trade Fixtures.  Notwithstanding the foregoing provisions of this Second Amendment, on or before the expiration or earlier termination of the demised term of the Lease, Tenant shall remain obligated to remove Tenant’s personal property and all of Tenant’s trade fixtures, furnishings and equipment from the demised premises.  The parties agree that any modular clean-room or similar structures that Tenant may place within the demised premises during the demised term shall be treated as a “trade fixture” and shall be Tenant’s sole property for all purposes of the Lease.

15.                                 Hazardous Materials.  Notwithstanding the foregoing provisions of this Second Amendment, Tenant’s obligations and indemnities under the Lease with respect to hazardous materials shall remain in full force and effect.

16.                                 Brokers.  Tenant warrants that it has not had any dealings with any realtor, broker or agent in connection with the negotiation of this Second Amendment with the exception of the commissions payable to Staubach Bay Area, Inc. and Cornish and Carey Commercial.  The parties acknowledge that the commission payable by Landlord to Staubach Bay Area, Inc., for each year during the Extended Term is 4% of the amount of the annual base rent payable under paragraph 4 above that is allocable to the Expansion Space on the basis of square footage, and if applicable, 4% of any base rent payable under paragraph 10 above.  Such commission shall be payable with respect to the first twenty four (24) months of the Extended Term, on the date hereof, with adjustment for any additional base rent paid under paragraph 10 above, to be made at the end of such twenty four (24) month period.  With respect to each additional one year period or portion thereof during the Extended Term, commission payments shall be due at the end of each such one year period or portion thereof.  Except with respect to the amounts owed to Staubach Bay Area and Cornish and Carey Commercial, Tenant holds Landlord harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent engaged or introduced by Tenant with respect to this Second Amendment and/or the negotiation thereof.

17.                                 Conflict.  It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same.  If there is any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions contained in this Second Amendment shall control.

18.                                 Interpretation.  This Second Amendment shall be construed under the laws of the State of California. If any provision of this Second Amendment, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Second Amendment shall not be affected thereby and each provision of this Second Amendment shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first hereinabove written.

TENANT:		LANDLORD:

XTENT, INC.,		125 CONSTITUTION ASSOCIATES, L.P.,
a Delaware corporation		a California partnership

By	/s/ R.E. Campbell	By:	BOHANNON DEVELOPMENT COMPANY,
Name:	R.E. Campbell		Managing Partner
Title:	CTO

			By:	/s/ Scott Bohannon
By	/s/ Henry A. Plain Jr.			Senior Vice President
Name:	Henry A. Plain Jr.
Title:	Chairman
			By:	/s/ Ernest Lotti jr.
Secretary